                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8-K




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934




                            Date of Report: July 21, 1997
                          (Date of earliest event reported)



                     INTERNATIONAL BUSINESS MACHINES CORPORATION
              (Exact name of registrant as specified in its charter)




          New York               1-2360               13-0871985
  (State of Incorporation)     (Commission          (IRS employer
                               File Number)       Identification No.)



          ARMONK, NEW YORK                              10504
(Address of principal executive offices)              (Zip Code)



                                914-765-1900
                       (Registrant's telephone number)

Item 5.  Other Events

     The registrant's press release dated July 21, 1997, regarding its financial results for the period ended June 30, 1997, including unaudited consolidated financial statements for the period ended June 30, 1997, are attached.

Forward Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this Form 8-K may constitute 'forward looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The Company may also make forward looking statements in other reports filed with the Securities and Exchange Commission, in materials delivered to stockholders and in press releases. In addition, the Company's representatives may from time to time make oral forward looking statements. In accordance with the Reform Act, set forth below are cautionary statements that accompany those forward looking statements. These cautionary statements identify certain important factors that could cause actual results to differ materially from those in the forward looking statements and from historical trends.

New Products and the Pace of Technological Change

The Company's future results of operations depend upon the continued successful development and marketing of new and innovative products and services. The development of new products and services requires significant capital investments by the Company's various businesses and the success of these products and services depends on their acceptance by customers and business partners. Further, the Company's businesses are characterized by rapid technological changes and corresponding shifts in customer demand, resulting in unpredictable product transitions and shortened life cycles. There can be no assurances that the Company will successfully introduce new products and services, that these products and services will be accepted by customers, or that the Company's businesses will recoup or realize a return on their capital investments. In addition, from time to time the Company may experience difficulties or delays in the development, production or marketing of new products and services.

Competition

The Company operates in businesses that are subject to intense competitive pressures that could affect prices or demand for the Company's products and services, resulting in reduced profit margins and/or loss of market opportunity. Unlike many of its competitors, the Company must allocate resources across its various businesses while competing with companies that specialize in one or more of these product lines. As a result, the Company may not fund or invest in certain of its businesses to the same degree that its competitors do.

Intellectual Property Rights

The Company's intellectual property protections may not prevent competitors from independently developing products and services similar to or duplicative of the Company's nor can there be any assurance that these protections will adequately deter misappropriation or improper use of the Company's technology. The Company also relies on intellectual property that it licenses from others and there can be no assurances that it will be able to obtain the licenses it needs in the future.

Dependence on Key Personnel

Experienced personnel in the information technology industry are in high demand and competition for their talents is intense. There can be no assurance that the Company will be able to successfully attract and retain the key personnel it needs.

Currency and Customer Financing Risks

The Company derives a significant percentage of its non-U.S. revenues from its affiliates operating in local currency environments and its results are affected by changes in the relative values of non-U.S. currencies and the U.S. dollar.

Further, inherent in the Company's customer financing business are risks related to the concentration of credit risk and the creditworthiness of the customer, interest rate and currencyfluctuations on the associated debt and liabilities and the determination of residual values. The Company employs a number of strategies to manage these risks, including the use of derivative financial instruments. Derivatives involve the risk of non-performance by the counterparty. In addition, there can be no assurance that the Company's efforts to manage these risks will be successful.

Dependence on Suppliers

Certain of the Company's businesses rely on components or supplies from either a single supplier or a limited number of suppliers and the Company's demand for certain components and supplies will change from time to time. There can be no assurance that sources for these components or supplies will be available in a timely or cost effective manner.

Distribution Channels

The Company offers its products directly and through a variety of third party distributors and resellers. Changes in the financial or business condition of these distributors and resellers could subject the Company to losses and affect its ability to bring its products to market.

Acquisitions and Alliances

The Company has made and expects to continue to make acquisitions or enter into alliances from time to time. Acquisitions and alliances present significant challenges and risks relating to the integration of the business into the Company, and there can be no assurances that the Company will manage acquisitions and alliances successfully.

Legal, Political and Economic Changes

The Company is subject to the laws and policies of the countries in which it operates and changes in those laws or policies could affect the Company's business in that country and the Company's results of operations. The Company's results of operations could also be affected by economic changes generally, including recessions and inflation.

The foregoing cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in the Company's filings with the Securities and Exchange Commission. The Company is under no obligation to update or revise any forward looking statement.





                                SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.





                          INTERNATIONAL BUSINESS MACHINES CORPORATION
                                           (Registrant)



Date:   July 21, 1997





                                 By:  /s/ John R. Joyce
                                     ------------------------------
                                             (John R. Joyce)
                                      Vice President and Controller

                   IBM ANNOUNCES SECOND-QUARTER 1997 RESULTS

    ARMONK, N.Y., July 21, 1997 . . . IBM today announced second-quarter 1997 net earnings of $1.4 billion, or $1.46 per common share, compared with net earnings of $1.3 billion, or $1.26 per common share, in the second quarter of 1996. Second-quarter 1997 revenues were $18.9 billion, an increase of 4 percent (8 percent at constant currency) from the second quarter of last year.

    Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said:
"These results show the ongoing strength of our broad business portfolio. We saw very good customer response to our new System/390 servers and continuing strength in services and hard disk drives. There was substantial year-over-year improvement in our semiconductor business. Our PC commercial and PC server results were good. Results from these areas more than offset revenue declines in some other segments, most notably our consumer PC business and our AS/400 and RS/6000 server lines. As a result of our balanced portfolio, we achieved good constant currency revenue growth in the quarter.

    "During the quarter we also acquired full ownership of Advantis, the U.S. network services arm of our global services business, and we completed the acquisition of a majority interest in NetObjects, a leading developer of sophisticated web sites. These are important acquisitions, and they will further strengthen our position in the rapidly growing areas of services and network computing.

    "I'm also pleased with our performance in the first half of the year," Mr. Gerstner said. "We posted constant currency revenue growth of 8 percent in an extremely competitive environment worldwide. Our newer businesses continued to grow rapidly while our more mature businesses showed increasing stabilization and, in many instances, the opportunity for future growth. Most important, we saw our position as a worldwide integrator of products and services grow stronger every day. It's clear from recent announcements that many of our competitors are trying to achieve what we already have: the ability to deliver total solutions to our customers.

    "As we look forward, we must continue to focus on executing our product and strategic plans. We also must maintain firm control over expenses. Overall, though, I believe we are very much on track," Mr. Gerstner said.

    On an as-reported basis, second-quarter revenues in North America were $8.6 billion, an increase of 10 percent from the same period of 1996. Asia-Pacific revenues grew 4 percent to $3.8 billion while revenues from Latin America were up 8 percent to $847 million. Revenues from Europe/Middle East/ Africa declined 5 percent to $5.7 billion.

    Total hardware sales were $8.6 billion in the second quarter, flat compared with the same period of last year. Personal computer revenues increased, while RS/6000 and AS/400 revenues declined. System/390 server revenues were essentially flat year over year. System/390 shipments, as measured in MIPS (millions of instructions per second), increased approximately 60 percent. Revenues from IBM Microelectronics and the company's storage division increased.

    Services revenues totaled $4.6 billion, a 24-percent increase from the second quarter of 1996. Approximately $3.3 billion in new services contracts were signed in the quarter, and services continued to show strong revenue growth in such areas as systems integration, outsourcing and disaster recovery. The services business also maintained a sharp focus on profitability, with gross margins holding stable year over year.

    Software revenues fell 3 percent from the year-earlier period to $3.1 billion. Distributed software revenues increased, led by continued strong shipments of Lotus Notes seats and Tivoli systems management software. Host-based software revenues declined.

    Maintenance revenues declined 7 percent year over year to $1.6 billion, while revenues from rentals and financing were flat at $928 million.

    On a constant currency basis, Asia-Pacific revenues increased 10 percent and Europe/Middle East/ Africa revenues grew 3 percent. In addition, also in constant currency terms, hardware revenues climbed 4 percent, services revenues grew 28 percent, software revenues increased 1 percent, maintenance revenues declined 2 percent and rentals and financing grew 3 percent.

    The company's total gross profit margin was 39.2 percent in the second quarter compared with 39.5 percent in the second quarter of 1996.

    Total expenses grew 4 percent. Within the expense category, investments in research, development and engineering increased 9 percent, largely as a result of purchased R&D related to the NetObjects acquisition and continued investments to support IBM's network computing solutions within the company's industry-specific business units. Selling, general and administrative expenses increased slightly, 2 percent, year over year.

    IBM's tax rate was 33.7 percent in the second quarter compared with 38.1 percent in the year-earlier period.

    IBM spent approximately $1.6 billion on share repurchases in the second quarter. The average number of common shares outstanding in the quarter was
986.9 million compared with 1,067.8 million during the same period of last year (a 2-for-1 common stock split became effective May 9, 1997). As of the end of the quarter, there were 982.3 million shares outstanding.

    The company's "core" debt (excluding customer financing) increased $843 million from year-end 1996 to $3.0 billion. Debt supporting IBM's worldwide credit operations increased $2.1 billion to $22.7 billion from $20.6 billion at year-end 1996.

    Net earnings for the six months ended June 30, 1997 were $2.6 billion, or $2.64 per common share compared with net earnings of $2.6 billion, or $2.36 per common share, in the first six months of 1996, excluding a charge associated with research and development related to acquisitions in the first quarter of 1996. Including this charge, net earnings for the six months ended June 30, 1996 were $2.1 billion, or $1.96 per common share. Revenues for the six months ended June 30, 1997 were $36.2 billion, an increase of 4 percent (8 percent at constant currency) from the prior year's $34.7 billion.

Financial Results Attached

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
              SUPPLEMENTAL SCHEDULE--COMPARATIVE FINANCIAL RESULTS
            (EXCLUDES EFFECT OF PURCHASED R&D FOR SIX MONTHS 1996)*

            (Unaudited; Dollars in millions except per share amounts)

                                                                   THREE MONTHS ENDED JUNE 30         SIX MONTHS ENDED JUNE 30
                                                                ---------------------------------  -----------------------------
                                                                                        PERCENT                            PERCENT
                                                                  1997       1996       CHANGE       1997       1996       CHANGE
                                                                ---------  ---------  -----------  ---------  ---------  -----------
REVENUE
 Hardware sales................................................  $   8,616  $   8,576         0.4%  $  16,377  $  16,284       0.6%
   Gross profit margin.........................................       35.5%      33.4%                   34.0%      34.2%
 Services......................................................      4,612      3,734        23.5%      8,707      6,932      25.6%
   Gross profit margin.........................................       20.6%      20.8%                   20.0%      20.1%

 Software......................................................      3,084      3,195        -3.4%      6,034      6,232      -3.2%
   Gross profit margin.........................................       70.6%      68.4%                   69.9%      69.2%

 Maintenance...................................................      1,632      1,754        -7.0%      3,235      3,503      -7.7%
   Gross profit margin.........................................       46.5%      47.8%                   46.6%      47.8%

 Rentals and financing.........................................        928        924         0.3%      1,827      1,791       2.0%
   Gross profit margin.........................................       49.6%      57.4%                   52.0%      56.6%

TOTAL REVENUE..................................................     18,872     18,183         3.8%     36,180     34,742       4.1%

GROSS PROFIT...................................................      7,401      7,191         2.9%     13,993     13,960       0.2%

  Gross profit margin.........................................       39.2%      39.5%                   38.7%      40.2%

OPERATING EXPENSES

S,G&A.........................................................      3,958      3,889         1.7%      7,642      7,586         0.7%
  Expense to revenue..........................................       21.0%      21.4%                   21.1%      21.8%

R,D&E.........................................................      1,221      1,116         9.4%      2,290      2,207         3.8%
  Expense to revenue..........................................        6.5%       6.1%                    6.3%       6.4%

OPERATING INCOME..............................................      2,222      2,186         1.7%      4,061      4,167        -2.5%

Other income..................................................        137        193       -29.1%        322        343        -6.1%
Interest expense..............................................        179        205       -12.5%        351        354        -1.0%

EARNINGS BEFORE INCOME TAXES..................................      2,180      2,174         0.3%      4,032      4,156        -3.0%
  Pre-tax margin..............................................       11.6%      12.0%                   11.1%      12.0%

Provision for income taxes....................................        734        827       -11.3%      1,391      1,600       -13.1%
  Effective tax rate..........................................       33.7%      38.1%                   34.5%      38.5%

NET EARNINGS *................................................  $   1,446  $   1,347         7.4%  $   2,641  $   2,556         3.3%
  Net margin..................................................        7.7%       7.4%                    7.3%       7.4%

Preferred stock dividends.....................................          5          5                      10         10

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS................  $   1,441  $   1,342         7.4%  $   2,631  $   2,546         3.4%
                                                                ---------  ---------               ---------  ---------
                                                                ---------  ---------               ---------  ---------

NET EARNINGS PER SHARE OF COMMON STOCK........................  $    1.46  $    1.26        15.9%  $    2.64  $    2.36        11.9%
                                                                ---------  ---------               ---------  ---------
                                                                ---------  ---------               ---------  ---------

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M's).............      986.9    1,067.8                   995.1    1,078.2

* Supplemental information provided for comparative purposes: Net earnings for the six months 1996 excludes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March 1996.

Note: All references to the average number of common shares and per common share data for all periods presented have been adjusted to reflect a 2-for-1 stock split of the common stock effective May 9, 1997.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                         COMPARATIVE FINANCIAL RESULTS

          (Unaudited; Dollars in millions except per share amounts)

                                                                          THREE MONTHS                              SIX MONTHS
                                                                          ENDED JUNE 30                           ENDED JUNE 30
                                                                                        PERCENT                            PERCENT
                                                                  1997       1996       CHANGE       1997       1996       CHANGE
                                                                ---------  ---------  -----------  ---------  ---------  -----------
REVENUE
  Hardware sales..............................................  $   8,616  $   8,576         0.4%  $  16,377  $  16,284         0.6%
    Gross profit margin.......................................       35.5%      33.4%                   34.0%      34.2%

  Services....................................................      4,612      3,734        23.5%      8,707      6,932        25.6%
    Gross profit margin.......................................       20.6%      20.8%                   20.0%      20.1%

  Software....................................................      3,084      3,195        -3.4%      6,034      6,232        -3.2%
    Gross profit margin.......................................       70.6%      68.4%                   69.9%      69.2%

  Maintenance.................................................      1,632      1,754        -7.0%      3,235      3,503        -7.7%
    Gross profit margin.......................................       46.5%      47.8%                   46.6%      47.8%

  Rentals and financing.......................................        928        924         0.3%      1,827      1,791         2.0%
    Gross profit margin.......................................       49.6%      57.4%                   52.0%      56.6%

TOTAL REVENUE.................................................     18,872     18,183         3.8%     36,180     34,742         4.1%

GROSS PROFIT..................................................      7,401      7,191         2.9%     13,993     13,960         0.2%
  Gross profit margin.........................................       39.2%      39.5%                   38.7%      40.2%

OPERATING EXPENSES

  S,G&A.......................................................      3,958      3,889         1.7%      7,642      7,586         0.7%
    Expense to revenue........................................       21.0%      21.4%                   21.1%      21.8%

  R,D&E.......................................................      1,221      1,116         9.4%      2,290      2,642       -13.3%
    Expense to revenue........................................        6.5%       6.1%                    6.3%       7.6%

OPERATING INCOME..............................................      2,222      2,186         1.7%      4,061      3,732         8.8%

Other income..................................................        137        193       -29.1%        322        343        -6.1%
Interest expense..............................................        179        205       -12.5%        351        354        -1.0%

EARNINGS BEFORE INCOME TAXES..................................      2,180      2,174         0.3%      4,032      3,721         8.4%
  Pre-tax margin..............................................       11.6%      12.0%                   11.1%      10.7%

Provision for income taxes....................................        734        827       -11.3%      1,391      1,600       -13.1%
  Effective tax rate..........................................       33.7%      38.1%                   34.5%      43.0%

NET EARNINGS *................................................  $   1,446  $   1,347         7.4%  $   2,641  $   2,121        24.5%
  Net margin..................................................        7.7%       7.4%                    7.3%       6.1%

Preferred stock dividends.....................................          5          5                      10         10

NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS................  $   1,441  $   1,342         7.4%  $   2,631  $   2,111        24.6%
                                                                ---------  ---------               ---------  ---------
                                                                ---------  ---------               ---------  ---------
NET EARNINGS PER SHARE OF COMMON STOCK........................  $    1.46  $    1.26        15.9%  $    2.64  $    1.96        34.7%
                                                                ---------  ---------               ---------  ---------
                                                                ---------  ---------               ---------  ---------
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M's)............      986.9    1,067.8                   995.1    1,078.2

* Net earnings for the six months 1996 includes a $435 million non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March 1996. Net earnings excluding the charge were $2,556 million, or $2.36 per common share.

   Note: All references to the average number of common shares and per common share data for all periods presented have been adjusted to reflect a 2-for-1 stock split of the common stock effective May 9, 1997.

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                        (Unaudited; Dollars in millions)

                                                                                     AT           AT
                                                                                   JUNE 30   DECEMBER 31     PERCENT
                                                                                    1997         1996        CHANGE
                                                                                  ---------  ------------  -----------
ASSETS

  Cash, cash equivalents, and marketable securities.............................  $   6,861   $    8,137        -15.7%

  Receivables--net, inventories, and prepaid expenses...........................     31,778       32,558         -2.4%

  Plant, rental machines, and other property--net...............................     17,647       17,407          1.4%

  Investments and other assets..................................................     22,533       23,030         -2.2%
                                                                                  ---------  ------------
TOTAL ASSETS....................................................................  $  78,819   $   81,132         -2.8%
                                                                                  ---------  ------------
                                                                                  ---------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

  Short-term debt...............................................................  $  14,028   $   12,957          8.3%
  Long-term debt................................................................     11,675        9,872         18.3%
                                                                                  ---------  ------------
  Total debt....................................................................     25,703       22,829         12.6%

  Accounts payable, taxes, and accruals.........................................     18,531       21,043        -11.9%

  Other liabilities and deferred income taxes...................................     14,476       15,632         -7.4%
                                                                                  ---------  ------------
  Total liabilities.............................................................     58,710       59,504         -1.3%

  Stockholders' equity..........................................................     20,109       21,628         -7.0%
                                                                                  ---------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......................................  $  78,819   $   81,132         -2.8%
                                                                                  ---------  ------------
                                                                                  ---------  ------------